Independent Auditors Consent



To the Shareholders and Board of Trustees of Smith Barney Telecommunications Trust:

We consent to the use of our report dated February 10, 1998 for the Smith Barney Telecommunications Income Fund of Smith Barney Telecommunications Trust incorporated herein by reference and to the references to our Firm under the headings Financial Highlights in the Prospectus and Counsel and Auditors in the Statement of Additional Information.




	KPMG Peat Marwick LLP


New York, New York
April 24, 1998